UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St., Suite 402 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9975

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SYBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 16, 2021, Synlogic Operating Company, Inc. (the “Company”), a wholly-owned subsidiary of Synlogic, Inc. (“Synlogic”), F. Hoffmann-La Roche Ltd (“Roche Basel”) and Hoffmann-La Roche Inc. (“Roche US”, and together with Roche Basel, “Roche”) entered into a Pilot Collaboration and Option Agreement (the “Roche Collaboration and Option Agreement”). Under the terms of the Roche Collaboration and Option Agreement, the Company and Roche will seek to collaborate to research and pre-clinically develop a Synthetic Biotic medicine for the treatment of inflammatory bowel disease (the “Product Candidate”).

During the research period of the Roche Collaboration and Option Agreement, Synlogic is eligible to receive a technology access fee of $1.0 million and up to $5.0 million in milestone payments upon the achievement of certain success criteria. Under the Roche Collaboration and Option Agreement, following the research period, Roche holds an exclusive option right (the “Option”) to negotiate a definitive collaboration and license agreement for further development of the Product Candidate.

Pursuant to the Roche Collaboration and Option Agreement, during the term of such agreement, each party has granted to the other party a non-exclusive, non-transferrable, non-sublicensable, royalty-free right and license to certain intellectual property and know-how controlled by such party, solely as necessary for the party to perform its obligations under the Roche Collaboration and Option Agreement. The parties will establish a Joint Research Committee to oversee and manage the execution of the underlying study plan for the Roche Collaboration and Option Agreement.

The Roche Collaboration and Option Agreement includes various representations, warranties, covenants, indemnities, and other customary provisions. Roche may terminate the Roche Collaboration and Option Agreement without cause immediately upon written notice where certain success criteria have been met for parts of the study plan, or upon ninety (90) days’ prior written notice to the Company. Either party may terminate the Roche Collaboration and Option Agreement in the event of an uncured material breach of the other party.

The foregoing summary of the Roche Collaboration and Option Agreement is qualified in their entirety by the text of the Roche Collaboration and Option Agreement which will be filed as an exhibit to Synlogic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Item 8.01	Other Events

On June 17, 2021, the Company issued a press release announcing the Roche Collaboration and Option Agreement. The full text of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

99.1	Press Release dated June 17, 2021

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Examples of forward-looking statements include, among others, statements Synlogic is making regarding: (i) potential milestone payments pursuant to the Roche Collaboration and Option Agreement, (ii) the therapeutic and commercial potential of the Product Candidate, (iii) potential exercise of the Option by Roche, and (iv) Synlogic’s expectations regarding the collaboration with Roche. Actual results could differ materially as a result of various risks, which are identified under the heading “Risk Factors” included in Synlogic’s most recent Form 10-Q filing and in other future filings with the SEC. The forward-looking statements contained in this Current Report on Form 8-K reflect Synlogic’s current views with respect to future events, and Synlogic does not undertake and specifically disclaims any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNLOGIC, INC.

Date: June 17, 2021	By:	/s/ Gregg Beloff
	Name:	Gregg Beloff
	Title:	Interim Chief Financial Officer